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                                                                  EXHIBIT 23(d)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-37085) and related Prospectus of Gleason Corporation for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 31, 1996 with respect to the financial statements of Pfauter-Maag Cutting Tools Limited Partnership and Pfauter Cutting Tools, Inc. and to the incorporation by reference therein of our reports dated February 22, 1996 with respect to the financial statements of American Pfauter Limited Partnership and American Pfauter Management, Inc. with respect to the consolidated financial statements of Hermann Pfauter GmbH & Co. and its consolidated subsidiaries included in its Current Report on Form 8-K dated August 14, 1997, as amended, filed with the Securities and Exchange Commission.

                                          /s/ Dugan & Lopatka, PC

Wheaton, Illinois
November 11, 1997